Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 10, 2006 in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-129989) and related Prospectus of Visicu, Inc. dated March 13, 2006.
/s/ Ernst & Young LLP
Baltimore, Maryland
March 10, 2006